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Exhibit 10.11

ASSIGNMENT, ASSUMPTION AND ACCEPTANCE

        THIS ASSIGNMENT, ASSUMPTION AND ACCEPTANCE ("Assignment") is made and entered into this 5 day of August, 2003, by and between THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), and MILPITAS MILLS LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee").

R E C I T A L S:

        WHEREAS, pursuant to that certain Agreement of Purchase and Sale dated as of May 8, 2003, as amended (the "Purchase Agreement"), Assignor acquired the right to purchase the Property, as defined in the Purchase Agreement.

        WHEREAS, Assignor desires to transfer, assign and convey its rights, privileges, powers and interests in, to and under the Purchase Agreement to Assignee and Assignee desires to accept such transfer, assignment and conveyance.

        NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     The foregoing recitals are hereby incorporated as if fully rewritten and restated in the body of this Assignment.

        2.     Assignor hereby sells, transfers and assigns to Assignee all of its right, title and interest in and to the Purchase Agreement.

        3.     From and after the date hereof, Assignee has assumed and shall be responsible for and shall perform all of those obligations imposed on Assignor under the Purchase Agreement, which obligations accrue from and after the date hereof. Assignee agrees to and hereby does protect, indemnify, defend and hold Assignor harmless from any and all damages, costs, attorneys' fees, expenses, obligations, losses, penalties, liabilities and claims suffered or incurred by Assignor and arising out of Assignee's failure to perform the obligations assumed by it under this Assignment. Assignor agrees to and hereby does protect, indemnify, defend and hold Assignee harmless from any and all damages, costs, attorneys' fees, expenses, obligations, losses, penalties, liabilities and claims suffered or incurred as a result of, or arising directly out of the breach by Assignor of any or all of the obligations imposed on Assignor under the Purchase Agreement, which obligations accrue prior to the date of this Agreement.

        4.     This Assignment may be executed in any number of identical counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same instrument.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

[SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND ACCEPTANCE]

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year aforesaid.

ASSIGNOR:
THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership
By:	THE MILLS CORPORATION, a Delaware corporation, its General Partner
	By:	/s/ GREG NEEB
	Name:	Greg Neeb
	Title:	Executive Vice President Chief Investment Officer

ASSIGNEE:
MILPITAS MILLS LIMITED PARTNERSHIP, a Delaware limited partnership
By:	MILPITAS MILLS, L.L.C., a Delaware limited liability company, its General Partner
	By:	THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, its Executive Manager
		By:	THE MILLS CORPORATION, a Delaware corporation, its General Partner
			By:	/s/ GREG NEEB
			Name:	Greg Neeb
			Its:	Executive Vice President Chief Investment Officer

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ASSIGNMENT, ASSUMPTION AND ACCEPTANCE
R E C I T A L S